UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 28, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits

Signatures

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Amended and Restated Credit Agreement

On December 28, 2015, Unified Grocers, Inc. (the “Company,” “Unified,” “us” or “we”) entered into a Consent (the “Consent”) among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”). The Consent relates to certain requirements of the Amended and Restated Credit Agreement dated as of June 28, 2013, as amended by the First Amendment and Consent dated as of June 27, 2014 and as further amended by the Second Amendment, Consent and Lender Joinder dated as of December 18, 2014 and the Consent dated as of June 26, 2015 (as so amended, the “Credit Agreement”), among the Company, the lenders party thereto, and the Administrative Agent.

The Consent consists of a consent and waiver in which the Administrative Agent and the lenders consent to (i) the extension to June 30, 2016 of the deadline for delivery of the annual financial statements required pursuant to the Credit Agreement and certain certificates and information required by the Credit Agreement to be delivered with financial statements required pursuant to the Credit Agreement, and (ii) the extension to January 31, 2016 of the deadline for delivery of annual financial projections required pursuant to the Credit Agreement. The Company has informed the Administrative Agent and the lenders that (a) the audit committee of the Company, with the assistance of independent legal counsel, has conducted an investigation (the “Investigation”) of issues relating to the setting of case reserves and management of claims by the Company’s insurance subsidiaries and related matters and is currently evaluating what impact, if any, the findings from the Investigation will have on the Company’s 2014 or 2015 consolidated financial statements, any consolidated financial statements previously filed, or the Company’s assessment of its disclosure controls and procedures or internal control over financial reporting, and (b) the Company expects this evaluation will be completed in sufficient time to enable it to deliver its 2014 and 2015 consolidated financial statements by June 30, 2016. The Consent also sets forth the lenders’ waiver of specified Defaults and Events of Default (as those terms are defined in the Credit Agreement) to the extent arising out of any revision or other modification which may be necessitated by determinations made as a result of the Investigation to any writing previously delivered (or which may be delivered prior to June 30, 2016) by a Loan Party (as that term is defined in the Credit Agreement) in accordance with the applicable loan documents, or the effect or consequence of any such revision or other modification.

Grocers Capital Company Amended and Restated Loan and Security Agreement

On December 28, 2015, Grocers Capital Company (“GCC”) received consent from California Bank & Trust (“CBT”), as arranger and administrative agent (“Agent”) for the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 as amended by Amendment Number One dated as of June 26, 2015 (as so amended) (the “GCC Loan Agreement”), to extend the due date of the covenant requirement to deliver consolidated audited financial statements of the Company, which is currently December 31, 2015, to June 30, 2016 (the “GCC Consent”).

Exhibits – Incorporation by Reference

Copies of the Consent and the GCC Consent are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by this reference. The foregoing description of the Consent and the GCC Consent does not purport to be complete and is qualified in its entirety by reference to the Exhibits.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Base Salaries

On December 28, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”) as to officers other than the Chief Executive Officer, and the Board as to the Chief Executive Officer, approved the following base salaries for the Chief Executive Officer, Chief Financial Officer, the three next most highly compensated executive officers of the Company during fiscal 2014, and one executive officer who was listed as a named executive officers in the Company’s most recently filed proxy statement on Form 14A, whose names and titles are listed below (the “named executive officers”). These base salaries are effective December 27, 2015.

Name	Title	Amount
Robert M. Ling, Jr.	President and Chief Executive Officer	$850,000
Michael F. Henn	Executive Vice President, Chief Financial Officer	500,000
Leon G. Bergmann	Executive Vice President, Sales and Procurement	450,000
Daniel J. Murphy	Executive Vice President, Fresh Programs and Manufacturing	400,000
Susan M. Klug	Executive Vice President, Marketing and Chief Marketing Officer	385,000
Joseph L. Falvey	Executive Vice President and President, Market Centre	385,000
Richard J. Martin (1)	Former Executive Vice President, Finance and Administration and Chief Financial Officer	450,000

(1)	Mr. Martin retired from the position of Chief Financial Officer of the Company effective October 27, 2015; he continues as an officer of the Company.

2015 Cash Incentive Compensation

At the beginning of each fiscal year, a threshold bonus, a target bonus and a maximum bonus, each expressed as a percentage of base salary, are established for each officer under the Company’s Officer Annual Incentive Plan (the “Plan”), together with the Company performance objectives and the formula for computing the performance bonus based on the level of each performance objective that is achieved.

On December 28, 2015, the Compensation Committee and the Board, as applicable, verified the Company’s fiscal 2015 performance relative to the performance objectives established at the beginning of fiscal 2015 and determined that the following bonuses had been earned under the Plan by each named executive officer for fiscal 2015:

Name	2015 Base Salary	2015 Target Bonus as a % of Base Salary	2015 Bonus as a % of Target	2015 Bonus
Robert M. Ling, Jr.	$850,000	100%	—%	$0
Michael F. Henn (1)	500,000	50%	—%	0
Leon G. Bergmann	425,000	50%	—%	0
Daniel J. Murphy	390,000	50%	—%	0
Susan M. Klug	375,000	50%	—%	0
Joseph L. Falvey	375,000	50%	—%	0
Richard J. Martin (2)	450,000	50%	—%	0

(1)	Mr. Henn began employment after the end of fiscal 2015 and, therefore is not eligible for the 2015 Cash Incentive Plan.
(2)	Mr. Martin retired from the position of Chief Financial Officer of the Company effective October 27, 2015; he continues as an officer of the Company.

2015 Supplemental Executive Retirement Plan Contribution

The Supplemental Executive Retirement Plan (the “SERP”) is a non-qualified defined contribution type plan under which benefits are derived from an account balance for each participating officer. Each account balance is credited each year with a notional Company contribution based on the officer’s compensation, calculated as base salary plus bonus, earned during a fiscal year and the officer’s executive level at the end of the fiscal year. Plan participants may select from a variety of investment options concerning how the contribution is invested similar to the Company’s non-qualified deferred compensation plan.

Company contributions to the SERP for each participating officer will be based on a percentage of the officer’s compensation for the fiscal year, with the percentage dependent upon the officer’s position within the Company at the end of the fiscal year. The following table sets forth the contribution percentages for fiscal years in which the SERP is in effect for the entire fiscal year.

Executive Level	Contribution Percentage
Chief Executive Officer and President	30%
Executive Vice President	20%
Senior Vice President	15%
Vice President	10%

On December 28, 2015, the Compensation Committee and the Board, as applicable, approved the following amounts to be credited to the officers’ SERP accounts:

Name	Notional Contribution
Robert M. Ling, Jr.	255,866
Michael F. Henn (1)	—
Leon G. Bergmann	85,288
Daniel J. Murphy	78,692
Susan M. Klug	74,558
Joseph L. Falvey	74,019
Richard J. Martin(2)	90,923

(1)	Mr. Henn began employment after the end of fiscal 2015 and waived participation in the SERP.
(2)	Mr. Martin retired from the position of Chief Financial Officer of the Company effective October 27, 2015; he continues as an officer of the Company.

Upon termination of employment or death, the participant’s vested account balance will be payable over a period of from 5 to 15 years, or immediately following a change in control, as elected by the participant upon entry into the plan. Vesting is based on years of service as an officer at the rate of 20% per year. After 5 years of service as an officer, including service prior to the SERP’s adoption, or following a change in control, the account will be 100% vested. An account may be forfeited in the event a participant is terminated for cause or engages in activity in competition with the Company.

The foregoing summary of the SERP is qualified in its entirety by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on May 14, 2013.

2016 Cash Incentive Compensation

On December 28, 2015, the Compensation Committee and the Board, as applicable, established and weighted the Company performance objectives for fiscal 2016 under the Plan as follows: (1) pre-bonus EBITDAP (i.e., earnings before interest, taxes, depreciation, amortization and patronage dividends) excluding discontinued operations (“EBITDAP”), 40%; (2) sales, including vendor direct arrangements, 40%; and (3) expense ratio, 20%. Actual pre-bonus EBITDAP must be at least 80% of the EBITDAP performance objective for any bonus to be payable under the Plan. The Compensation Committee and the Board, as applicable, also established the following threshold, target and maximum bonus opportunities by position for executives under the Plan. Actual payouts depend upon performance results with ranges as follows:

	Incentive Bonus as % of Salary
Position	Threshold(1)	Target(2)	Maximum(3)
President and Chief Executive Officer	50%	100%	150%
Executive Vice President	30%	55%	80%
Senior Vice President	25%	40%	55%
Vice President	17.5%	30%	42.5%

(1)	The threshold award assumes the achievement of 80% of the Company EBITDAP objective.

(2)	The target award assumes the achievement of 100% of the Company EBITDAP, sales and expense ratio objectives.
(3)	The maximum award assumes achievement of 150% or more of the Company EBITDAP, sales and expense ratio objectives.

Payments under the Plan are subject to the Company’s Incentive Compensation Recoupment Policy under which the Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2009 if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that subsequently are reduced due to a restatement; (b) the Board or an appropriate committee determines that the employee engaged in any fraud or willful misconduct that caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded; provided that the Company will not seek to recover bonuses or incentive compensation paid more than three years prior to the date the applicable restatement is disclosed.

The foregoing summary of the Plan is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 99.3 and incorporated herein by reference.

2016 Long-Term Incentive Awards

On December 28, 2015, the Compensation Committee and the Board, as applicable, approved grants of 5,470 Full-Value Units (as described below) and 92,245 Appreciation Units (as described below) to officers under the Company’s Long-Term Incentive Plan (“LTIP”) and amendments to the LTIP. Full-Value Units and Appreciation Units are collectively referred to as “Units” herein.

Effective for fiscal 2016, the LTIP was amended to expand the awards that may be granted thereunder to include Full-Value Units. Full-Value Units entitle the award recipient the “maturity value” on the units at the end of the four-fiscal year performance period (the “Performance Cycle” assigned to the units. The “maturity value” for a Full-Value Unit is the Company’s exchange value per share for a share of the Class A or Class B stock of the Company, plus cumulative cooperative division patronage dividends, cash dividends and non-allocated retained earnings attributable to such share exchange value per share, as calculated from the Company’s financial statements for the fiscal year end that coincides with the end of the performance period assigned to the Full-Value Units. The Full-Value Units will vest in equal monthly installments over the Performance Cycle, and the settlement of vested Full-Value Units will be paid in a lump sum cash payment as soon as administratively practicable following the end of the Performance Cycle, but in no event later than December 31 that immediately follows the end of the Performance Cycle. For 2016 fiscal, an officer’s LTIP award is comprised of Full-Value Units, equaling 25% of the targeted compensation gap, and Appreciation Units (as described more fully below), equaling 75% of the targeted compensation gap. For the 2016 LTIP awards, a total of 5,470 Full-Value Units were granted.

For 2016 fiscal, 75% of an officer’s targeted compensation gap shall consist of Appreciation Units. Appreciation Units entitle the award recipient to the positive difference of the “maturity value” on the units at the end of the four-fiscal year performance period assigned to the units, minus the “base value” assigned to the units at the time of grant. The maturity value for an Appreciation Unit is determined in the same manner as a Full-Value Unit as described above, which is the Company’s exchange value per share for a share of the Class A or Class B stock of the Company, plus cumulative cooperative division patronage dividends, cash dividends and non-allocated retained earnings attributable to such share exchange value per share, as calculated from the Company’s financial statements for the fiscal year end that coincides with the end of the performance period assigned to the Appreciation Units. The base value for an Appreciation Unit is the exchange value per share for a share of the Class A or Class B stock of the Company, as calculated from the Company’s financial statements for the fiscal year ending immediately prior to the four-fiscal year performance period assigned to the Appreciation Units. An officer’s Appreciation Units and Full-Value Units awarded for 2016 fiscal will have the same Performance Cycle and vesting schedule, and the settlement of vested Appreciation Units will be paid in a lump sum cash payment as soon as administratively practicable following the end of the Performance Cycle, but in no event later than December 31 that immediately follows the end of the Performance Cycle. For the 2016 LTIP awards, a total of 92,245 Appreciation Units were granted with a base value per unit of $195.34.

The Compensation Committee determines the number of Units to be awarded by first starting with a targeted compensation gap that the awards are designed to fill for each officer. The targeted compensation gap is the value the Units (cumulative Full-Value and Appreciation Units) are targeted to have when they are paid out to the officer at the end of the Performance Cycle. To calculate the number of Full-Value and Appreciation Units to be awarded at the start of the Performance Cycle such that those Full-Value and Appreciation Units achieve the targeted compensation gap, the Compensation Committee uses an assumed potential compound annual growth rate (“CAGR”) of the Appreciation Units over the Performance Cycle plus the Full-Value Units. If the actual CAGR of the Appreciation Units over the Performance Cycle ends up being higher than the assumed potential CAGR used by the Compensation Committee in making the award, which may happen if, for example, the Company’s exchange value per share, dividends and non-allocated retained earnings exceed expectation, then the actual value of the Appreciation Units at the end of the Performance Cycle may exceed the targeted compensation gap. If, on the other hand, the actual CAGR of the Appreciation Units over the Performance Cycle ends up being lower than the assumed potential CAGR used by the Compensation Committee in making the award, which may happen if, for example, the Company’s exchange value per share, dividends and non-allocated retained earnings fall short of expectation, then the actual value of the Appreciation Units at the end of the Performance Cycle may not meet the targeted compensation gap.

The assumed potential CAGR used by the Compensation Committee in determining the number of Full-Value and Appreciation Units to be awarded for fiscal 2016 to achieve the targeted compensation gap was 4.2%. The Compensation Committee may use a different assumed potential CAGR for determining awards in future years.

The following table sets forth for each of the named executive officers, and for all named executive officers as a group:

•	The targeted compensation gap the LTIP award was designed to fill at the time the award was made;

•	The number of Full-Value and Appreciation Units awarded for fiscal 2016; and

•	Three hypothetical potential values of the Units calculated using three assumed potential CAGRs for the remainder of the Performance Cycle.

Name	Targeted Compensation Gap when Units were Awarded ($)	Full-Value Units Awarded	Appreciation Units Awarded	2.5% CAGR ($)	4.2% CAGR ($)	5.0% CAGR ($)
Robert M. Ling, Jr.	1,466,667	1,875	31,450	1,042,54	1,530,741	1,769,145
Michael F. Henn (1)	—	—	—	—	—	—
Leon G. Bergmann	333,333	425	7,150	236,631	347,714	401,904
Daniel J. Murphy	333,333	425	7,150	236,631	347,714	401,904
Susan M. Klug	333,333	425	7,150	236,631	347,714	401,904
Joseph L. Falvey	333,333	425	7,150	236,631	347,714	401,904
Richard J. Martin (2)	—	—	—	—	—	—
All executive officers as a group	4,300,000	5,470	92,245	3,050,054	4,482,974	5,182,017

(1)	Mr. Henn has waived participation in the LTIP.
(2)	Mr. Martin retired from the position of Chief Financial Officer of the Company effective October 27, 2015; he continues as an officer of the Company; however he is not included in the fiscal 2016 LTIP grants.

The foregoing summary of the LTIP is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 99.4 and incorporated herein by reference.

Board of Director and Officer Indemnification

On December 28, 2015 the Compensation Committee, as delegated by the Board, approved the Company’s new form of Indemnification Agreement between the Company and directors and certain executive officers (Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, and Vice President, Accounting). The new form updates the form of Indemnification Agreement the Company filed in 2007 (see Exhibit 10.20.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed on August 8, 2007).

The foregoing summary of the form of Indemnification Agreement is qualified in its entirety by reference to the copy of the form of Indemnification Agreement attached hereto as Exhibit 99.5 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consent, dated as of December 28, 2015, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.2	Consent letter dated December 28, 2015, by and among Grocers Capital Company, the lenders that are signatories thereto, and California Bank & Trust, as arranger and administrative agent.

99.3	Unified Grocers, Inc. Officer Annual Incentive Plan, as amended and restated effective October 4, 2015, dated as of December 28, 2015.

99.4	Long-Term Incentive Plan, as amended and restated effective October 4, 2015, dated as of December 28, 2015

99.5	Form of Indemnification Agreement between the Company and each Director and Officer, dated as of December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015		UNIFIED GROCERS, INC.

	By	/s/ Michael F. Henn
Michael F. Henn
Executive Vice President, Chief Financial Officer